Exhibit 23

Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (File No. 333-24059) of Delmarva Power & Light Company of our report dated February 8, 2002, relating to the financial statements and financial statement schedule which appear in this Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP
PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
March 27, 2002